Exhibit 4.2

AMENDMENT NO. 2 AND JOINDER AGREEMENT (this “Amendment”) dated as of November 22, 2004, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), and THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004 (the “First Amendment”) and as further amended, supplemented or modified, the “Credit Agreement”).

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.            Pursuant to the First Amendment, the Borrowers agreed that certain Foreign Subsidiaries of the Borrowers shall become Guarantors under the Credit Agreement by execution and delivery of an instrument in the form hereof.

C.            The Foreign Subsidiaries listed on Schedule I hereto (the “Foreign Guarantors”) have benefited and will continue to benefit from the Loans made to the Borrowers under the Credit Agreement and the amendments to the Credit Agreement set forth in the First Amendment.  The Foreign Guarantors are executing this Amendment in accordance with the requirements of the First Amendment to become Guarantors under the Credit Agreement and as consideration for the execution by the Administrative Agent and the Lenders of the First Amendment.

D.            The Administrative Agent and the Lenders have requested certain other amendments to the Credit Agreement as set forth herein in connection with the Foreign Guarantors.

E.             The Borrowers have further advised the Administrative Agent that Thermadyne Receivables, Inc. (“Thermadyne Receivables”), a Guarantor and a Credit Party under the Credit Agreement, has been dissolved.

F.             Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.  (a)  Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 6.06. Guaranteed Indebtedness.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, including without limitation the guaranty of the High Yield Notes by the Collateral Parties and the guaranty of the First Lien Loan Obligations (as defined in the Intercreditor Agreement) by the Credit Parties, and (c) Guaranteed Indebtedness incurred for the benefit of any Foreign Subsidiary by any other Foreign Subsidiary if the primary obligation is permitted by this Agreement.”.

(b)           Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 6.11.  Sale Leasebacks.  No Credit Party shall, or shall cause or permit its Foreign Subsidiaries to, engage in any sale leaseback or synthetic lease transaction involving any of its assets, except for the sale leaseback of the Tecmo facility prior to November 15, 2004 and such other transactions not in excess of $6,000,000 in the aggregate for Italian Subsidiaries and $2,000,000 in the aggregate for all other Foreign Subsidiaries.”.

(c)           Article X of the Credit Agreement is hereby amended by inserting new Sections 10.09, 10.10 and 10.11 therein which shall read as follows:

“SECTION 10.09. Guarantee Unconditional.  The obligations of each Credit Party under this Article X are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and each Credit Party hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law): (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, Person or otherwise; (b) any modification or amendment of or supplement to the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder; (c) any release, non perfection or invalidity of any direct or indirect security for any Obligation; (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of any Borrower or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other person or its assets; (e) the existence of any claim, setoff or other rights which any Credit Party may have at any time against any Borrower, the Administrative Agent, any Lender, or any other Person, whether in connection herewith or any unrelated transactions; (f) any

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invalidity, illegality or unenforceability relating to or against any Borrower or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal or interest under the Obligations; (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Administrative Agent or any Lender to payment of the Obligations; (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations; (i) any defense arising by reason of any failure of the Administrative Agent or any Lender to make any presentment, demand for performance, notice of non performance, protest, and any other notice, including notice of all of the following:  acceptance of this Article X, partial payment or non payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations; (j) any defense arising by reason of any failure of the Administrative Agent or any Lender to proceed against any Borrower or any other Person, to proceed against, apply or exhaust any security held from any Borrower or any other Person for the Obligations, to proceed against, apply or exhaust any security held from any Credit Party or any other Person for this Article X or to pursue any other remedy in the power of the Administrative Agent or any Lender whatsoever; (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor’s obligation in proportion to the principal obligation; (l) any defense arising by reason of any incapacity, lack of authority, or other defense of any Borrower or any other Person, or by reason of any limitation, postponement, prohibition on the Administrative Agent’s or any Lender’s right to payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of any Borrower or any other Person with respect to all or any part of the Obligations, or by reason of any act or omission of the Administrative Agent, any Lender or others which directly or indirectly results in the discharge or release of any Borrower or any other Person or all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise; (m) any defense arising by reason of any failure by the Administrative Agent or any Lender to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of any Borrower or any other Person, or by reason of any interest of the Administrative Agent or any Lender in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Administrative Agent or any Lender of any right to recourse or collateral; (n) any defense arising by reason of the failure of the Administrative Agent or any Lender to marshall any assets; (o) any defense based upon any failure of the Administrative Agent or any Lender to give to any Borrower or any Credit Party notice of any sale or other disposition of any property securing any or all of the Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Administrative Agent or any Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by the Administrative Agent to dispose of any such property in a commercially reasonable manner; (p) any dealing whatsoever with any Borrower or other Person or any security, whether negligently or not, or any failure to do so; (q) any defense based upon or arising

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out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower or any other Person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding; or (r) any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Article X, constitute a legal or equitable discharge, limitation or reduction of any Credit Party’s obligations hereunder (other than the payment in full of all of the Obligations).  The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Administrative Agent or any Lender is to destroy or diminish any Credit Party’s subrogation rights, each Credit Party’s right to proceed against any Borrower for reimbursement, each Credit Party’s right to recover contribution from any other guarantor or any other right or remedy.

SECTION 10.10. Foreign Currency Obligations.  Each Credit Party will make payment under this Article X relative to each Obligation in the currency (the “Original Currency”) in which the relevant Borrower is required to pay such Obligation.  If any Credit Party makes payment relative to any Obligation in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of any Credit Party hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Administrative Agent is able to purchase in New York City with the amount it receives on the date of receipt.  If the amount of the Original Currency which the Administrative Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, each Credit Party will indemnify and save the Administrative Agent and the Lenders harmless from and against any loss or damage arising as a result of such deficiency.  This indemnity will constitute an obligation separate and independent from the other obligations contained in this Article X, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Administrative Agent or any Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

SECTION 10.11. Section 956 of the IRC.  If the Obligations incurred hereunder by any Guarantor that is a Foreign Subsidiary would result in material adverse tax liabilities under Section 956 of the IRC (or any similar statute) for Borrowers or the other Credit Parties (as demonstrated by Borrowers in a manner reasonably satisfactory to the Administrative Agent), the Administrative Agent shall consider (but shall be under no obligation of any kind) the appropriateness of the following actions as applicable: (a) the Collateral Agent’s Liens on such Foreign Subsidiary’s assets shall be released, (b) the pledge of such Foreign Subsidiary’s stock shall be reduced to 65% of its voting Stock, (c) such Foreign Subsidiary shall be released from its Guaranty of the Obligations and (d) such other amendments or modifications shall be made to this Agreement as are mutually agreed upon by Required Lenders and the Borrowers.”.

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SECTION 2.  Joinder Agreement.  (a)  Each Foreign Guarantor by its signature below becomes a Guarantor and a Credit Party under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and a Credit Party and each Foreign Guarantor agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor and a Credit Party thereunder.  Each reference to a “Guarantor” or “Credit Party” in the Credit Agreement shall be deemed to include the Foreign Guarantors.

(b)           Each Foreign Guarantor hereby represents and warrants to the Administrative Agent and each Lender that: (a) the execution, delivery, and performance of this Amendment and any other Loan Document to which it is a party is within its corporate powers, has been duly authorized by all necessary corporate action, and does not and will not (i) violate any provision of federal, state, or local law or regulation, its constitutive documents, or any order, judgment, or decree of any court or other Governmental Authority binding on it, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any of material contractual obligation or material lease of such Foreign Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Foreign Guarantor or any other loan party, other than Permitted Encumbrances, or (iv) require any approval of the holders of its capital Stock (or equivalent) or any approval or consent of any Person under any material contractual obligation of such Foreign Guarantor, other than those already obtained prior to the effective date hereof; (b) this Amendment and any and all other Loan Documents to which it is made a party hereunder constitute its legal, valid, and binding obligations, enforceable against it in accordance with their respective terms; (c) the chief executive office of each Foreign Guarantor is set forth on Schedule I hereto; and (d) each other representation and warranty set forth in any Loan Document and applicable to such Foreign Guarantor is and will be true and correct as of the date hereof.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, the Guarantors, the Foreign Guarantors and the Lenders.

SECTION 5.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein

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shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  Expenses.  The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10.  Reaffirmation.  Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by

Name:
Title:

THERMAL DYNAMICS CORPORATION,

by

Name:
Title:

TWECO PRODUCTS, INC.,

by

Name:
Title:

VICTOR EQUIPMENT COMPANY,

by

Name:
Title:

C & G SYSTEMS, INC.,

by

Name:
Title:

STOODY COMPANY,

by

Name:
Title:

THERMAL ARC, INC.,

by

Name:
Title:

PROTIP CORPORATION,

by

Name:
Title:

THERMADYNE INTERNATIONAL CORP.,

by

Name:
Title:

THERMADYNE HOLDINGS CORPORATION,

by

Name:
Title:

MECO HOLDING COMPANY,

by

Name:
Title:

C&G SYSTEMS HOLDING, INC.,

by

Name:
Title:

CIGWELD PTY LTD.,

by

Name:
Title:

DUXTECH PTY LTD.,

by

Name:
Title:

QUETACK PTY, LTD.,

by

Name:
Title:

QUETALA PTY, LTD.,

by

Name:
Title:

THERMADYNE AUSTRALIA PTY LTD.,

by

Name:
Title:

THERMADYNE INDUSTRIES LIMITED,

by

Name:
Title:

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by

Name:
Title:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent,

by

Name:
Title:

by

Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 AND JOINDER AGREEMENT TO THERMADYNE SECOND LIEN CREDIT AGREEMENT DATED AS OF JULY 29, 2004

Name of Financial Institution:

by

Name:
Title:

by

Name:
Title:

SCHEDULE I

Foreign Guarantors

CIGWELD PTY LTD.

DUXTECH PTY LTD.

QUETACK PTY, LTD.

QUETALA PTY, LTD.

THERMADYNE INDUSTRIES LIMITED

THERMADYNE WELDING PRODUCTS CANADA LIMITED